SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): March 4, 2005

                              VITROTECH CORPORATION
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               (Exact name of registrant as specified in Charter)

            Nevada                   0-49692              88-0504050
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(State or other jurisdiction of  (Commission File       (IRS Employer
incorporation or organization)         No.)            Identification No.)

                         5 Hutton Centre Dr., Suite 700
                           Santa Ana, California 92707
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               (Address of Principal Executive Offices)(Zip Code)

                                  714-708-4700
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                            (Issuer Telephone number)


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
            DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 4, 2005, Timothy Halsey was appointed as a director of VitroTech Corporation.

Mr. Halsey has over twenty years of senior management experience in finance, accounting, contracts and administrative functions with companies ranging from small start-ups to Fortune 100 companies. Since 2002, Mr. Halsey has served as Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer of Computational Sensors Corp., a research and development consulting firm specializing in the development of image processing hardware. Prior to joining Computational Sensors, from 1997 to 2002, Mr. Halsey served in various executive positions with General Research Corporation, a NYSE-listed research and development government contractor, and, following the acquisition of GRC by AT&T in 2000, AT&T's Government Solutions, Inc. division, rising to Vice President, Chief Financial Officer and Treasurer. Mr. Halsey holds a B.A. degree in Business Economics, Accounting from the University of California, Santa Barbara and an M.B.A. in Management from Golden Gate University.

Mr. Halsey has been appointed to serve on the Audit Committee and the Compensation Committee of the board.

ITEM 8.01   OTHER EVENTS

On or about March 4, 2005 VitroTech Corporation (the "Company") commenced an offering (the "Offering") to existing holders of contingent interest promissory notes (the "Promissory Notes"). Pursuant to the terms of the Offering, holders of Promissory Notes in the aggregate principal amount of $7,871,659 will be offered the right to amend and extend the Promissory Notes as follows: (1) the maturity dates of each of the Promissory Notes would be extended to December 31, 2005, (2) delinquent interest and late fees on the Promissory Notes, as of December 31, 2004, would be added to the principal amount of the Promissory Notes, (3) interest and late fees accruing on the Promissory Notes after December 31, 2004 would be payable, at the Company's option, either in cash or in common stock ("Interest Shares") of the Company at a 20% discount to market price, (4) each holder of Promissory Notes would be granted the right to convert the principal amount of the Promissory Notes and accrued but unpaid interest thereon into shares of common stock ("Conversion Shares") of the Company at a price equal to the greater of $0.20 per share or 80% of the market price of the Company's common stock but in no event greater than $0.50 per share, and (5) each holder of Promissory Notes would be issued shares of common stock ("Bonus Shares") of the Company with a market value equal to the amount of delinquent interest and late fees added to the principal amount of the Promissory Notes.

The Offering will expire on March 23, 2005, unless extended until no later than April 30, 2005.

The Promissory Notes, Bonus Shares, Interest Shares and Conversion Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  VITROTECH CORPORATION

Dated:  March 7, 2005
                                             By:  /s/ Glenn Easterbrook
                                                  Glenn Easterbrook
                                                  Chief Executive Officer


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